U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Dated: August 3, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Guyana Gold Corp.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

220 Bowen Way

Covington, GA 30016

404-661-2389
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq. Alpha Advocate Law Group PC 11432 South Street, #373 Cerritos, CA 90703 310-866-6018 Alphaadvocatelaw@gmail.com	Frank I Igwealor, Esq. Capital Markets and Securities Law Group, PC 370 Amapola Ave., Suite 200A Torrance, CA 90501 424.358.1046 capitalmarketssecurities@gmail.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

4833	93-2722699
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: August 3, 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Guyana Gold Corp.

220 Bowen Way

Covington, GA 30016

404-661-2389

800,000,000 Shares of Common Stock

at a price range of $0.001 to $0.005 per Share

Minimum Investment: $1,000

Maximum Offering: $4,000,000

See The Offering - Page 9 and Securities Being Offered - Page 29 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 3 THROUGH PAGE 17 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$	TBD	$0	$	TBD	None
Minimum Investment		$1,000	$0		$1,000	None
Maximum Offering		$4,000,000	$0		$4,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes a minimum price of $0.001 per share and maximum offering price of $0.005 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Guyana Gold Corp., a Nevada corporation (the “Company”). We are offering up to 800,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.001-$0.005 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 800,000,000 of Common Stock with a Maximum Offering of $4,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “GYGC”. On July 11, 2023, the last reported sale price of our common stock was $0.0035.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 3.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE ISSUER HAS FILED AN APPLICATION TO REGISTER THE SECURITIES BY QUALIFICATION IN THE STATES OF COLORADO, NEW YORK, WYOMING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

 Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “GYGC Global” “GYGC,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to Guyana Gold Corp. and its subsidiaries.

Business Overview

Guyana Gold Corp., a Nevada corporation, which operates primarily through its subsidiary, Stonevest Mining. Stonevest engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar & Silver

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	Guyana Gold Corp.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.001- 0.005.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$4,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	800,000,000 of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 12 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “GYGC”.

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	109,289,003 Shares
Common Stock in this Offering	800,000,000 Shares
Stock to be outstanding after the offering (2)	909,289,003 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

Risk Factor Summary

We are subject to a variety of risks and uncertainties, including risks related to our operations and business, financial risks, risks related to our industry, environmental and climate risks, risks related to the jurisdictions in which we operate, risks related to our workforce, legal risks and risks related to our common stock, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Risks that we deem material are described in Item 1A, Risk Factors of this report. These risks include, but are not limited to, the following:

• A substantial or extended decline in gold, copper, zinc or lead prices would have a material adverse effect on us.

• We may be unable to replace gold, copper, zinc or lead reserves as they become depleted.

• Estimates of proven and probable reserves and measured, indicated and inferred resources are uncertain and actual recoveries may vary from our estimates.

• Estimates relating to projects and mine plans of existing operations are uncertain and we may incur higher costs and lower economic returns than estimated.

• Increased operating and capital costs could affect our profitability.

• Mine closure, reclamation and remediation costs for environmental liabilities may exceed the provisions we have made.

• Our operations and business have been affected by the COVID-19 pandemic, and may be materially and adversely impacted in the future by pandemics, epidemics, or other health emergencies.

• Challenges in maintaining positive community relations and reputation can pose additional obstacles to our ability to develop our projects.

• We are dependent upon information technology and operational technology systems, which are subject to disruption, damage, failure and risks associated with implementation, upgrade, operation and integration.

• Our interests in joint ventures are subject to risk.

• Increased exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

• Our results could be significantly impacted by impairments.

• Our ability to recognize the benefits of deferred tax assets is dependent on future cash flows and taxable income.

• Civil disturbances, criminal activities, illegal mining and artisanal mining can disrupt business and expose the Company to liability.

• Competition from other natural resource companies may harm our business.

• We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining.

• We may be unable to obtain or retain necessary permits and leases, which could adversely affect our operations.

• Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate.

• Our operations are subject to extensive health and safety and environmental laws and regulations.

• Our operations are subject to a range of risks related to transitioning the business to meet regulatory, societal and investor expectations for operating in a lowcarbon economy.

• Our operations are subject to transitional and physical risks related to climate change.

• Our operations are subject to geotechnical challenges.

• Our operations may be adversely affected by rising energy prices or energy shortages.

• Our operations are dependent on the availability of sufficient water supplies to support our mining operations.

• Our operations are subject to risks of doing business in multiple jurisdictions, including political, economic and other risks.

• Our business depends on good relations with our employees, and if we are unable to attract and retain additional highly skilled employees, our business and future operations may be adversely affected

• We rely on contractors to conduct a significant portion of our operations and construction projects.

• New legislation and tax risks in various operating jurisdictions could negatively affect us.

• Our business is subject to changing regulations and laws, including, without limitation, extraterritorial and domestic anti-bribery laws and regulations, a breach or violation of which could lead to substantial sanctions and civil and criminal prosecution, as well as fines and penalties, litigation, loss of licenses or permits and other collateral consequences and reputational harm.

• Title to some of our properties may be insufficient, defective, or subject to legal challenge in the future.

• The price of our common stock may be volatile, and holders of our common stock may not receive dividends in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business, financial condition, results of operations and cash flows.

RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team led by Simon Okeke. The loss of Mr. Okeke♫ could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our brand image.

It is important that we maintain and enhance the image of our brand. The image and reputation of the Company’s brand may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its brand. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts and/or competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to Our Operations

A substantial or extended decline in gold, silver, copper, zinc or lead prices would have a material adverse effect on us.

Our business is dependent on the prices of gold, silver, copper, zinc and lead, which fluctuate on a daily basis and are affected by numerous factors beyond our control. Factors tending to influence prices include:

• Gold sales, purchases or leasing by governments and central banks;

• Speculative short positions taken by significant investors or traders in gold, copper, lead, zinc or other metals;

• The relative strength of the U.S. dollar;

• The monetary policies employed by the world’s major Central Banks;

• The fiscal policies employed by the world’s major industrialized economies;

• Expectations of the future rate of inflation;

• Interest rates;

• Recession or reduced economic activity in the United States, China, India and other industrialized or developing countries;

• Decreased industrial, base metal or investment demand;

• Increased import and export taxes;

• Increased supply from production, disinvestment and scrap;

• Forward sales by producers in hedging or similar transactions;

• Availability of cheaper substitute materials; and

• Changing investor or consumer sentiment, including in connection with transition to a low-carbon economy, investor interest in crypto currencies and other investment alternatives and other factors.

Average lead prices for 2022 were $0.98 per pound (2021: $1.00; 2020: $0.83) and average zinc prices for 2022 were $1.58 per pound (2021: $1.36; 2020: $1.03). Any decline in our realized prices adversely impacts our revenues, net income and operating cash flows, particularly in light of our strategy of not engaging in hedging transactions with respect to sales of gold, copper, lead or zinc. We may record impairments in the current year and may experience additional impairments in future years as a result of lower gold, copper, zinc or lead prices.

In addition, sustained lower gold, copper, zinc or lead prices can:

• Reduce revenues further through production declines due to cessation of the mining of deposits, or portions of deposits, that become uneconomic at sustained lower metal prices;

• Reduce or eliminate the profit that we currently expect from ore stockpiles and ore on leach pads and increase the likelihood and amount that the Company might be required to record write downs related to the carrying value of its stockpiles and ore on leach pads;

• Halt or delay the development of new projects;

• Reduce funds available for exploration and advanced projects with the result that depleted reserves may not be replaced; and

• Reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices.

We may be unable to replace gold, silver, copper, zinc or lead reserves as they become depleted.

Mining companies must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, by locating new deposits or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, our current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration until commencement of production, during which time the economic feasibility of production may change.

We may consider, from time to time, the acquisition of ore reserves from others related to development properties and operating mines. Such acquisitions are typically based on an analysis of a variety of factors including historical operating results, estimates of and assumptions regarding the extent of ore reserves, the timing of production from such reserves and cash and other operating costs. Other factors that affect our decision to make any such acquisitions may also include our assumptions for future gold, silver, copper, zinc or lead prices or other mineral prices and the projected economic returns and evaluations of existing or potential liabilities associated with the property and its operations and projections of how these may change in the future. In addition, in connection with any acquisitions we may rely on data and reports prepared by third parties (including ability to permit and compliance with existing regulations) and which may contain information or data that we are unable to independently verify or confirm. Other than historical operating results, all of these factors are uncertain and may have an impact on our revenue, our cash flow and other operating issues, as well as contributing to the uncertainties related to the process used to estimate reserves and resources. In addition, there may be intense competition for the acquisition of attractive mining properties.

As a result of these uncertainties, our exploration programs and any acquisitions which we may pursue may not result in the expansion or replacement of our current production with new ore reserves or operations, which could have a material adverse effect on our business, prospects, results of operations and financial position.

Estimates relating to projects and mine plans of existing operations are uncertain and we may incur higher costs and lower economic returns than estimated.

Mine development and expansion projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start-up. Our decision to develop a project is typically based on the results of studies, which estimate the anticipated economic returns of a project. The actual project profitability or economic feasibility may differ from such estimates as a result of any of the following factors, among others:

• Changes in tonnage, grades and metallurgical characteristics of ore to be mined and processed;

• Changes in input commodity and labor costs;

• The quality of the data on which engineering assumptions were made;

• Increases in development capital and investment costs;

• Adverse geotechnical conditions;

• Availability of adequate and skilled labor force;

• Availability, supply and cost including: water, reagents, and power;

• Costs related to environmental management and sales including waste management, monitoring and transport and storage of product sales;

• Fluctuations in inflation and currency exchange rates;

• Availability and terms of financing;

• Delays in obtaining environmental or other government permits or approvals or changes in the laws and regulations related to our operations or project development;

• Changes in tax laws, the laws and/or regulations around royalties and other taxes due to the regional and national governments and royalty agreements;

• Government instability, including but not limited to decreased support for development of mining projects;

• Weather or severe climate impacts, including, without limitation, prolonged or unexpected precipitation, drought and/or sub-zero temperatures;

• Potential delays and restrictions in connection with health and safety issues, including pandemics (such as COVID-19 and related variants) and other infectious diseases;

• Potential delays relating to social and community issues, including, without limitation, issues resulting in protests, road blockages or work stoppages; and

• Potential challenges to mining activities or to permits or other approvals or delays in development and construction of projects based on claims of disturbance of cultural resources or the inability to secure consent for such disturbance.

New projects require, among other things, the successful completion of feasibility studies, attention to various fiscal, tax and royalty matters, obtainment of, and compliance with, required governmental permits and arrangements for necessary surface and other land rights. We may also have to identify adequate sources of water and power for new projects, ensure that appropriate community

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

New investors and old investors are likely to experience substantial dilution of their holdings if and when the holder of our $475,000 Convertible Note outstanding decided to convert some or all of the Note to the common stock of the Company.

It should be noted that on June 6, 2023, pursuant to an agreement to purchase the control block of GYGC at a future date in exchange to for a payment of $475,000, secured and memorialized in a convertible note of $475,000. The convertible note could convert at the discretion of the holder at $0.001 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note. The Company would experience additional dilutions if and when the holder of its 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note. The Note could be converted for a total of 475,000,000 of the Company’s common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financing. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in the application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and at a price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have a significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by the managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Nevada for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Nevada. Furthermore, the Subscription Agreement establishes the state and federal courts located in Nevada as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed to and sold, the Shares offered herein will constitute approximately 84.8% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future capital raising, or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2022, was $(110,118). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of December 31, 2022, and 109,289,003 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000) at the maximum offering price of $0.005 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Offering Price	$0.005	$0.005	$0.005	$0.005
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	0.00440	0.00423	0.00393	0.00323
Net Tangible Book Value per Share of Common Stock after this Offering	$0.00440	$0.00423	$0.00393	$0.00323
Dilution per share to Investors in the Offering	(0.0006)	(0.0008)	(0.0011)	(0.0018)

The Company used the upper end of the $0.001 to $0.005 price range to estimate the aggregate offering price.

It should be noted that on June 6, 2023, pursuant to an agreement to purchase the control block of GYGC at a future date in exchange to cash payment of $475,000, secured and memorialized in a convertible note of $475,0000, Alpharidge agreed to sell and transfer control of GYGC to Simon Okeke. The convertible note could convert at the discretion of the holder at $0.001 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The Company would experience additional dilutions if and when the holder of its 12% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $475,000 Note.

Funding Level	100%	75%	50%	25%
Gross Proceeds	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Offering Price	$0.005	$0.005	$0.005	$0.005
Net Tangible Book Value per Share of Common Stock before this Offering Assuming the $475,000 Note was converted into 475,000,000 shares of common stock	(0.000188)	(0.000188)	(0.000188)	(0.000188)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	0.003078	0.002722	0.002220	0.001464
Net Tangible Book Value per Share of Common Stock after this Offering	$0.002890	$0.002533	$0.002032	$0.001275
Dilution per share to Investors in the Offering	(0.002110)	(0.002467)	(0.002968)	(0.003725)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $4,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $4,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $3,600,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.005 Offering Price (Max)	10%	25%	50%	75%	100%
Lithium, Lead, and Zinc Mine Acquisition	$240,000	$600,000	$1,200,000	$1,800,000	$2,400,000
R&D	$80,000	$200,000	$400,000	$600,000	$800,000
General & Administrative Expense	$28,000	$70,000	$140,000	$210,000	$280,000
Working Capital	$28,000	$70,000	$140,000	$210,000	$280,000
Debt Repayment	$12,000	$30,000	$60,000	$90,000	$120,000
Employee Compensation	$12,000	$30,000	$60,000	$90,000	$120,000
Total	$400,000	$1,000,000	$2,000,000	$3,000,000	$4,000,000

Assuming $0.004 Offering Price (Mid)	10%	25%	50%	75%	100%
Lithium, Lead, and Zinc Mine Acquisition	$192,000	$480,000	$960,000	$1,440,000	$1,920,000
R&D	$64,000	$160,000	$320,000	$480,000	$640,000
General & Administrative Expense	$22,400	$56,000	$112,000	$168,000	$224,000
Working Capital	$22,400	$56,000	$112,000	$168,000	$224,000
Debt Repayment	$9,600	$24,000	$48,000	$72,000	$96,000
Employee Compensation	$9,600	$24,000	$48,000	$72,000	$96,000
Total	$320,000	$800,000	$1,600,000	$2,400,000	$3,200,000

Assuming $0.002 Offering Price (Min)	10%	25%	50%	75%	100%
Lithium, Lead, and Zinc Mine Acquisition	$96,000	$240,000	$480,000	$720,000	$960,000
R&D	$32,000	$80,000	$160,000	$240,000	$320,000
General & Administrative Expense	$11,200	$28,000	$56,000	$84,000	$112,000
Working Capital	$11,200	$28,000	$56,000	$84,000	$112,000
Debt Repayment	$4,800	$12,000	$24,000	$36,000	$48,000
Employee Compensation	$4,800	$12,000	$24,000	$36,000	$48,000
Total	$160,000	$400,000	$800,000	$1,200,000	$1,600,000

(1)	$475,000 convertible promissory note issued to AStonevestharidge Capital LLC due 02/01/2025. The control person for AStonevestharidge Capital LLC is Frank Igwealor.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

Guyana Gold Corp., a Nevada corporation, Gold, Lead Ore, Zinc, Lithium, Cobalt,, Fluospar and Silver producer and trader with operations and/or assets in the United States, Guyana, Nigeria, Zimbabwe, Namibia, Ghana, the Democratic Republic of the Congo and Mali. The Company operates primarily through its subsidiary, Stonevest Mining. Stonevest engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar. Stonevest Mining and its sub-Saharan African partners engage primarily in mineral extraction and trade, seeking to become a market driver in several aspect of the solid minerals sector in Sub-Saharan Africa and to create wealth for all stakeholders.

Our main agenda is to add real value to the solid minerals industry and to improve and accelerate the value chain process. Leveraging on our experiences, assets, network and trading practices to create value for our .

Guyana Gold Corp. was incorporated in the State of Nevada in October 2004 as Tradezap Direct, Inc. On February 28, 2005, the Company amended its Articles of Incorporation to change its name to World Bingo League Co, Inc. On June 27, 2005, the Company amended its Articles of Incorporation to change its name to World Entertainment Corp. On March 7, 2006, the Company amended its Articles of Incorporation to change its name to World Mobile Network Corp. On January 15, 2008, the Company amended its Articles of Incorporation to change its name to Guyana Gold Corp.

In November 2020, International Ventures Society LLC, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On December 22, 2020, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of Guyana Gold Corporation, a Nevada corporation” under case number A-20-826823-C by International Ventures Society LLC, along with an Application for Appointment of Custodian,after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On January 27, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of International Ventures Society LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the International Ventures Society LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On January 28, 2021, the Custodian appointed Kelani Long as the Company’s sole officer and director.

On January 28, 2021, the Custodian designated and granted to itself, one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 300,000,000 shares of the Company’s common stock.

On May 6, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On May 6, 2021, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to sell the Special 2021 Series A Preferred. Upon closing of the SPA on May 6, 2001, Krisa Management LLC acquired 60% control of the Company. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On October 22, 2021, Mr. Frank I Igwealor of 370 Amapola Ave., Suite 200A, Torrance, CA 90501, purchased one (1) share of Special 2021 Series A Preferred Stock, which represents 100% of the issued and outstanding shares. The Special 2021 Series A Preferred Stock has 60% voting rights, and each share can be converted into 300,000 shares of common stock.

On June 6, 2023, pursuant to an agreement to purchase the Special 2021 Series A Preferred Stock control block of GYGC at a future date in exchange for $475,000 Convertible Note secured by the common stock of the Company, Mr. Igwealor agreed to sell and transfer control of GYGC to Simon Okeke and simultaneously appoint Mr. Okeke as the President of the Company. The convertible note could convert at the discretion of the holder at $0.0004 per share. It has a 2 years term with 12% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

On June 7, 2023, pursuant to an acquisition agreement, GYGC, in an all-stock deal, acquired Stonevest Mining Nigeria Ltd. (Stonevest), an Abuja based company that engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar. Stonevest Mining and its sub-Saharan African partners, to engage primarily in the initiative of mineral extraction and trade.

Subsequently, Stonevest Mining Nig. Ltd. Became a wholly owned subsidiary of the Company and we assumed responsibility for all of the trading, exploration and extraction operations of StoneVest Nig. Ltd.

Subsidiaries and Affiliate Companies

Stonevest Mining Nig. Ltd.

 COMPANY REVIEW

StoneVest Mining Nig. Ltd engages in the operation of mineral extraction and trading of Gold, Lead Ore, Zinc, Lithium, Cobalt,, Fluospar and Silver producer and trader with operations and/or assets in the United States, Guyana, Nigeria, Zimbabwe, Namibia, Ghana, the Democratic Republic of the Congo and Mali. The Company’s vision is to be more than just a mining organization but rather a market driver to make the most of the underperforming solid minerals sector in Nigeria and Sub-Saharan Africa, and to create wealth for all stakeholders.

The Company maintains a goal of adding value to the solid minerals industry through its trading and extraction platform. We also manage a portfolio of assortments of mineral including Lead Ore, Zinc, Lithium, Cobalt,, and Fluospar. We also utilize transparent trading practices to win suppliers and customers.

The Company seeks to plant itself in the minerals and metal trading network in West Africa, and at the same time add to the value chain of extraction(upstream) to ore processing, quality assurance services, logistics, trading, geological and exploratory services and government contracting. STONEVEST is already quite influential in the mining sector in Nigeria and growing at an increasing pace

Current Operations

We currently run two main business segments Mining and Trading. We operate through these two active segments which include mining and trading generate a net profit of 17% per year with a trading volume of over 2 million DOLLARS in 2022. We have a lean in-house staff of 25 employees and over 50 contractors, 47 suppliers of raw materials from various sites across several minerals, 2 active mining and exploration joint ventures and 11 legally owned Lead, zinc and lithium mines.

STONEVEST TRADING OPERATIONS

In 2022 we traded about $2.8 million worth of lead, zinc, lithium and fluorite and 2023 is also shaping like 2022 so far we have continued to purchase and supply similar amount of minerals. Over the years We have established a strong trading network by following rigorously our guiding principles shaped by years of experience. We have a field staff of 12 people spread across 6 different states and a strong supplier base of legally approved mine owners and traders whom we have supported financially and educated them on improved quality control and mining methods.

We have a fleet of trucks for conveying our goods and stock from site to destination and 3 large warehouses for storing our materials located in easily accessible areas which attracts more buyers and enhances brand reputation.

Mining Operations

The Company has mining operations that are currently generating revenue. Mining operations are currently ongoing at our Enyigba Lead-zinc-silver rich open caste mine in Ebonyi state of South east Nigeria where we produce about 1000 tons of lead and around 700 tons of zinc ore monthly. Our second site called the Npkuma Akwu-akuko Lead-Zinc- silver mine is also producing in JV partnership with RIMCO Nigeria ltd. We have an array of equipment that supports open caste mining and deep tunnel mining methods which include excavators, payloaders, bulldozers, water pumps, generators, air compressors, drilling machines and handheld equipment like jackhammers and rock drills. In addition, we enjoy smooth mining operations due to professional management, community backing and govt connections.

We finance all Mining operations and expenses through proceeds from our strong trading structure.

We also own 8 lithium exploratory licenses, 2 lead and zinc licenses across three states of the federation giving us an edge over other companies. As we make concrete moves to expand, we plan to ensure all our licensed sites are working at full capacity.

Management Team

Stonevest was founded by two experienced professionals in solid minerals and business management and we have a motivated and flexible management team. Our staff structure is divided into in-house staff(desk staff and field men) and contractors.

LEAD AND ZINC

Stonevest Lead and Zinc operations are mainly located in the South Eastern State of Ebony. According to the mineral maps collected from the NGSA, Zinc and lead vein deposits are spread vastly across the Benue trough i.e. from south east to the north east Nigeria and occurring in varying qualities according to topography. Ebonyi State is estimated to have the richest deposits in volume and quality with 2 of the largest mining companies in Nigeria operating and mining from this state. The first large scale lead and zinc floatation plant in Nigeria is also situated here.

Other states where Lead and zinc ores are currently being exploited include Nasarawa (20% and 30% Zn and Pb % purity), Plateau state (40% Zn and 60% pb %purity), Gombe (25% and 35% Zn and Pb % purity), Benue (30% Zn and 50% pb % purity) and so forth.

We also note that over 5000 mining licenses have been issued to various mining companies and enthusiasts in Nigeria. According to the Nigerian minerals cadastral office, 3000 exploration licenses have been issued out to over 1000 companies for lead and zinc and 1500 exploration licenses had been issued out for Lithium. But in reality over 99% of these deposits haven't even been mined or explored due to the inability of licensed owners to finance large scale mining operations. As a result, most of the mining operations in Nigeria are artisanal

LITHIUM

According to the Nigerian Geological Survey Agency, Nigeria’s lithium is acclaimed to be of high grade given it’s lithium oxide content which ranges from 1 percent up to 13 percent, whereas the global standard for Lithium exploration and mining starts from 0.4 percent lithium.

Lithium spodumene (Li20) and Lithium lepidolite (Lithium Mica) averaging 1.5-2% have been discovered in commercial quantity in 9 states of the federation such as Northeast, Kwara state (lade, pategi), Kogi state (lokoja), Oyo (Iseyin, Shaki), Nassarawa (kokona, Awe, Endo) and Kebbi (Birnin kebbi). New reserves are still being discovered.

This data shows us that there is a pressing need to add value to the industry. The two major ways we can add value is through active mining and mineral trading.

FUTURE EXPANSION PLANS

The first plan of expansion would be based on the success of this offering. Due to the speed of growth and how much we need to cover to achieve our goals, this Offering would go a long way to help us to achieve the visions of our management and the board of directors.

This will enable us to carry out our carefully weighed expansions plans throughout the Lead Ore, Zinc, Lithium, Cobalt, Fluospar & Silver business segments.

Expanding our mining scale and increasing output:

The opportunities for extraction of solid minerals from Nigeria is glaring. There are countless sites and lands undiscovered, rich lithium mountains and valleys, from the rich lithium mountains of Kuje on the outskirts of Abuja, to the lead rich lowlands in Ebonyi and venue, Nigeria is blessed with a bountiful Booby chest of strategic minerals, undiscovered.

We plan to take advantage of this opportunity, fully. Given our years of experience in mining on the rich zurak- wase lead and zinc mine situated in Plateau State which produced over 400, 000 tons of Pb/zn, and our other two mining projects.

We have 3 approved lithium licenses and goodwill from the locals. Our sites are projected to contain lithium of a range of 2-4% spodumene and estimated to have commercial volume. The value to cost ratio of 2% lithium is around 320% which makes mining an exclusively lucrative business where figures may need not yet be revealed. Once there is enough capital and funding at hand, this provides a platform to exponentially increase our output, bottom line.

A strong mining company must be fortified with effective equipment for every kind of work and every site will demand properly functioning machines, well maintained and fueled. Although we already own a few machines like excavators, bulldozers, payloaders and dumpers, new ventures will require new equipment. Also working capital, attracting the best expertise and the political quirks of running a successful mining venture in Nigeria are also areas that we spend money on. The value of this mining expansion is evaluated at $2 million.

Furthermore, apart from just the sites we own, we can also use our economic and brand positioning in the Sub-Saharan market to enable us acquire new sites. These new sites can be improved upon in the future thereby adding to our expansion programme.

Expanding our Trading Scale and volume:

Trading is necessary because its complements the mining efforts and costs. Needless to say it is a reasonable cashflow mechanism. Notably, trading is what keeps the business alive because its a continuous flow of capital and exchange of information. Our target is to buy and sell 50,000 tons of lithium, 40,000 tons of lead, 40,000 tons of zinc and 80,000 tons of calcium fluorite, every year and keeping our revenue at around $50 to $100 dollars per ton., which would result in potential generation of $10 million from trading annually.

Logistics:

We can invest in logistics, buy a couple of trucks for haulage. This can generate for us $400,000 annually from this business segment.

A processing plant to process ores to concentrates:

Processing of lead, zinc and lithium is a very important and probably the most lucrative component of the value chain upstream but apparently there is currently no single lithium processing factory in the country.. Materials of low quality can be supplied to our factory to be processed into marketable qualities at a very low cost.

For example, 30 tons of 1% lithium which currently sells locally for less than $150 per ton can be processed into 9-10 tons of 3% quality as sold for close to $1,000 dollars per ton. Value can be created through improved processing technology and proper waste management. With a volume target of 5000 tons per month, we estimate that processing could generate about $4 million annual net profit. A budget of 3 million dollars yearly will be required to execute this project

Lab analysis, assay and certification services

Internationally recognized mineral testing companies like SGS and Bureau veritas do not have mineral testing facilities in nigeria. Hence stakeholders have little or no trust for local mineral testing laboratories and are left with no choice to send samples abroad for assay. This is costly and time consuming.

There is a pressing need for a locally and internationally recognized standard and professional lab for testing minerals. We can provide that service at a budget of 500,000 yearly. we might not make any profut in the first year because of low brand recognition but with growth, our reputation will build and estimate a 7% yearly return at the end of the second business year to grow by 1.5-2% in subsequent years.

Geological and exploration services and research

Another segement is private and government contracting to provide exploration services, mapping aero-magnetic data and treasure hunting. The Nigerian government and private individuals alike are actively looking for professional and certified geological survey companies to carry out proper and dependable research on their assets. If we take on two or three jobs a year, we can add revenue to our bottom line depending on the value of the contract awarded. As for man power, we are well connected to current talent in the geological survey field and are ready to join our team.

Other viable business segments include selling and lease of mining equipment and bonded warehouse rentals at destination ports.

These business segments have a capacity of generating a cumulative 30 million dollars in net profit yearly including assets of over 2 million dollars. Each segment complements the other and drives it forward and our vision is to be the prime driver, to take on the responsibility of pushing this great industry forward no matter the odds.

In order to do this successfully, big funding and working capital is a top requirement. With our knowledge and expertise combined with adequate funding, we can create an organization that can compete across borders, create jobs, drive industry growth and create wealth for all stakeholders

A REVIEW OF COMPETITION

Our competitive edge is in our work-ethics and professionalism combined with tenacity, all characteristics that have helped us in the past to consistently improve our output and volume. At the industry level, our currently the competitive landscape is not as saturated as other industries like oil and gas and the sector is still largely unregulated in Nigeria and across Sub-Saharan Africa. Notwithstanding our competitive edge and the industry infancy, we do have some competition. Our main competition are other large mining companies and trading ventures run by Chinese business men and women who take a sizable amount of the market share.

Getting access to funding will no doubt give us a better competitive edge and possibly even avenues to cooperate with our competitors as our suppliers.

Competitors include Malcomines Nig Ltd, one of the largest solid mineral trading ventures in the country.

Multiverse Nig ltd, diversified into mining, trading, logistics and assay services.

Aihua Anhui Nig Ltd (Tongyi Group) a large diversified mining conglomerate with a striving lead and zinc processing plant in plateau state.

Bright GU ltd, an organized well funded chinese trading company diversified in trading and assay services.

Royal Salt Ltd, a large indian mining and mineral beneficiation company that established the first lead and zinc processing factory in the country.

Other indigenous and foreign traders with large output capacity and trade volume like 2much enterprises Nig ltd, Zirconex mining etcetera.

Our ability to outperform competition will hinge on the access to financial resources and proper execution and management and planning. Safety first policy, adequate budgeting to every business segment and monitoring of results, proper running and maintenance of equipment and best hiring processes are included in our list of competitive tactics. But in summary, winning market share and gaining control of the market is our ultimate competitive goal because controlling interest in market share allows us to have a decisive hold on local price.

OTHER RISK ANALYSIS

Surprisingly, the solid minerals industry comes with less risk than we care to know. In all our years of experience, our 2 main business segments(mining and trading) may come with the following risks:

International price market movements:

So far, international lead,zinc and fluorite prices have been stable, only growing by less than 0.5% in the year 2022. Lithium however fell by almost 40% at the final quarter of 2022 but still maintained exponential growth by over 150% from 2020 to 2022. Crash in market prices can greatly affect our bottomline and we must stay informed and alert to mitigate these risks.

Community apathy at localities we mine

Community apathy arises from friction between local villagers and mining companies operating in those vicinities. Usually group meetings with local leaders and elders and financial inventives are easy ways to settle issues when they arise

Govt laws and policies greatly affect variables in the industry for example high costs of fossil fuels due to government laws like fuel subsidy removal, introduction of state taxes and levies by state government, political disruptions etcetera. Hence succeeding in this project implies having strong connections and networks in the govt in order to stay abreast with first hand information.

Material theft during transit of goods

On one occasion we have experienced drivers trying to steal a whole consignment but we conducted a nationwide search and has been apprehended accordingly. However in order to avoid this next time we beefed up security measures like employing the use of motor boys and escorts, fixing CCTV cameras at our warehouses and enabling tracking devices in our trucks.

We also view risk holistically as building blocks, ways we improve the industry by providing creative solutions to mitigate them.

Employees

As of the date of this Offering Circular, the Company has 5 employees, including its officers, of which 2 are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry. The success of this Offering will help the Company to staff up its operations as needed.

In view of the above, Stonevest, plans to hire qualified and competent hands to occupy the following positions;

  Chief Operating Officer
  Human Resources and Admin Manager
  Sales and Marketing Executive
  Accountant
  Acquisitions Executive

All new hiring would be limited to the success of this offering and our budgeted amount for headcount.

Property

We maintain an administrative head office at 220 Bowen way, Covington, GA, 30016, while Stonevest Mining is headquartered at

15 Danube Street, Maitama, Abuja, Nigeria. These facilities and office space are sufficient for our current needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Guyana Gold Corp., a Nevada corporation, Gold, Lead Ore, Zinc, Lithium, Cobalt,, Fluospar and Silver producer and trader with operations and/or assets in the United States, Guyana, Nigeria, Zimbabwe, Namibia, Ghana, the Democratic Republic of the Congo and Mali. The Company operates primarily through its subsidiary, Stonevest Mining. Stonevest engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar. Stonevest Mining and its sub-Saharan African partners engage primarily in mineral extraction and trade, seeking to become a market driver in several aspect of the solid minerals sector in Sub-Saharan Africa and to create wealth for all stakeholders.

We generate revenue through our Trading and Mining Operations. Our mining operations are currently ongoing at our Enyigba Lead-zinc-silver rich open caste mine in Ebonyi state of South east Nigeria where we produce about 1000 tons of lead and around 700 tons of zinc ore monthly. Our second site called the Npkuma Akwu-akuko Lead-Zinc- silver mine is also producing in JV partnership with RIMCO Nigeria ltd. We have a solid array of equipment that supports open caste mining and deep tunnel mining methods which include excavators, pay-loaders, bulldozers, water pumps, generators, air compressors, drilling machines and hand-held equipment like jackhammers and rock drills. In addition, we enjoy smooth mining operations due to professional management, community backing and govt connections. We finance all Mining operations and expenses through proceeds from our strong trading structure. We also own 8 lithium exploratory licenses, 2 lead and zinc licenses across three states of the federation giving us an edge over other companies. As we make concrete moves to expand, we plan to ensure all our licensed sites are working at full capacity.

Our trading generates a substantial part of our annual revenue. In 2022 for example, we traded about $2.8 million worth of lead, zinc, lithium and fluorite and 2023 is also shaping like 2022 so far we have continued to purchase and supply similar amount of minerals. Over the years We have established a strong trading network by following rigorously our guiding principles shaped by years of experience. We have a field staff of 12 people spread across 6 different states and a strong supplier base of legally approved mine owners and traders whom we have supported financially and educated them on improved quality control and mining methods.

Over the years We have established a strong trading network by following rigorously our guiding principles shaped by years of experience. We have a field staff of 12 people spread across 6 different states and a strong supplier base of legally approved mine owners and traders whom we have supported financially and educated them on improved quality control and mining methods.

We also have a fleet of trucks for conveying our goods and stock from site to destination and 3 large warehouses for storing our materials located in easily accessible areas which attracts more buyers and enhances brand reputation.

Results of Operations

The years ended December 31, 2022, and 2021.

For the years ended December 31, 2022, and 2021, the Company generated revenues of $0 and $0, respectively.

Cost of goods sold for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Operating expenses for the years ended December 31, 2022, and 2021 were $110,118 and $0, respectively.

Accrued Interest for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Net Income for the years ended December 31, 2022, and 2021 was $(110,118) and $0, respectively.

Liquidity and Capital Resources

Net cash provided by operating activities for the years ended December 31, 2022, and 2021 was $0 and $0, respectively. Net cash used in operating activities for the years ended December 31, 2022, and 2021 was $110,118 and $0, respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2022, and 2021 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2022, and 2021 was $75,000 and $0, respectively.

As of December 31, 2022, we had $4,280 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2022, the Company has incurred a net loss of $110,118 from operations. We had an accumulated deficit of $210,100 as of December 31, 2022. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

None.

Results of Operations for Stonevest Mining Nig., Ltd.

The following contains results of operations data for fiscal years 2022:

Net Sales. Net revenue in 2022 was $2,882,630.

Gross Profit.  The gross profit in 2022 was $ 336,634

Selling, General & Administrative Expense (“SG&A”).  SG&A in 2022 was $199,028.

Operating Profit. Operating profit was $137,606 in 2022.

Impact of Inflation

In 2022, we experienced increases in product and labor costs due in part to higher rates of inflation, particularly to the global supply chain as well as our own internal supply chain. In 2022, higher rates of inflation affected the costs of labor and mining equipment and maintenance.

Liquidity and Capital Resources

Current Financial Condition

Stonevest currently has $324,459 in cash. We believe that our financial condition in operating existing locations is sufficient, but we will need additional capital for expansion.

Cash Flows

Cash flows from operating activities. We generated approximately $255,104 of cash flows from operating activities in 2022.

Cash flows used in investing activities. We used approximately $0 of cash on investing activities in 2022.

Cash flows from financing activities. We generated approximately $0 of cash flow from financing activities in 2022.

Financial Risk Management

We do not have financial derivatives or contracts that may impact our operations.

Interest Rate Risk

We do not have a debt or payable with a variable interest rate. Hence, we currently do not have an interest rate risk that would directly impact our operations.

Twelve Months Plan of Operation

The Company through its wholly owned subsidiary, Stonevest Nig Ltd., engages in raw mineral extraction and trading. With about $324,459 in cash on hand, during the first stages of our business plan execution (until we raise $1 million or more), our officers and directors without pay, will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 15 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to start Once we reach this threshold (raising $1 million), our officers have agreed to commit more time as required, plus additional stuff could be hired to execute our business plan.

The first plan of expansion would be based on the success of this offering. Due to the speed of growth and how much we need to cover to achieve our goals, this Offering would go a long way to help us to achieve the visions of our management and the board of directors.

This will enable us to carry out our carefully weighed expansions plans throughout the Lead Ore, Zinc, Lithium, Cobalt, Fluospar & Silver business segments.

Expanding our mining scale and exponentially increasing output volume:

The opportunities for extraction of solid minerals from Nigeria is glaring. There are countless sites and lands undiscovered, rich lithium mountains and valleys, from the rich lithium mountains of Kuje on the outskirts of Abuja, to the lead rich lowlands in Ebonyi and venue, Nigeria is blessed with a bountiful Booby chest of strategic minerals, undiscovered.

We plan to take advantage of this opportunity, fully. Given our experience mining for 7 years on the rich zurak- wase lead and zinc mine situated in plateau state which produced over 400, 000 tons of Pb/zn, and our other two mining projects, we have what it takes to be successful as any other company.

We have 3 approved lithium licenses and goodwill from the locals. Our sites are valued to contain lithium of a range of 2-4% spodumene and estimated to have commercial volume. The value to cost ratio of 2% lithium is around 320% which makes mining an exclusively lucrative business where figures may need not yet be revealed. Once there is enough capital and funding at hand, this provides a platform to exponentially increase our output, bottom line.

A strong mining company must be fortified with effective equipment for every kind of work and every site will demand properly functioning machines, well maintained and fueled. Although we already own a few machines like excavators, bulldozers, pay-loaders and dumpers, new ventures will require new equipment. Also working capital, attracting the best expertise and the political quirks of running a successful mining venture in Nigeria are also areas that we spend money on. The value of this mining expansion is evaluated at $2 million .

Further more, apart from just the sites we own, we can also use a strong market and economic and brand position to enable us acquire new sites. These new sites can be explored upon later in the future thereby adding to our expansion programme.

Expanding our Trading Scale and volume:

Trading is necessary because its complements the mining efforts and costs. Needless to say it is a powerful cash cow. As a matter of fact, trading is what keeps the business alive because its a continuous flow of capital and exchange of money and information. Our target is to buy and sell 50000 tons of lithium, 40000 tons of lead, 40000 tons of zinc and 80000 tons of calcium fluorite, every year and keeping our revenue at around 50 to 100 dollars per ton. We have a plan to generate 10 million dollars from trading every year.

Lithium, Cobalt, Lead and Zinc Industry Trends

Working Capital

Our most critical operating costs are centered around the cost of power for our mining equipment and machinery, plus maintenance cost and general office expenses.

Diesel for powering large equipment. We have estimated a total minimum working time of our machines to at least 230 and a maximum of 270 working days per year. We have budgeted to spend nothing less than 300 litres of diesel every day on powering equipment to work for 8 hours every day and it costs a total of $300 per day budgeted to diesel costs. This means $350  multiplied by a maximum 270 days will cost about $95,000 on diesel. Other fossil fuels like grease and engine oils are also included in this cost.

Staff wages and salaries is budgeted to be around 8000 dollars dollars per month or 96000 dollars per year  and this cost include recruitment costs, training costs, remuneration and performance bonuses and incentives like health and dental insurance for administrative and field staff. It also includes paying commission for outsourced work

Staff quarters, buildings, warehouses, office space, storage facilities is valued at 20000 dollars while feeding and staff upkeep is  5000 per year. Other miscellaneous expenses like adjusting to possible risks like govt laws, tax and royalties is estimated at 50000 dollars.

PROJECTED OUTPUT

Our next plan of action is to begin mining on two of our lithium sites located in nassarawa Awe local govt which is confirmed to be rich in middle grade spodumene based on samples we drew on -site. We intend to carry on careful and controlled exploration and large scale open caste method mining for the first 4-5 months by exposing the veins for a large continuous harvest in the 6th month and all through to the end of the business year.

We anticipate to produce about 2500 tons monthly  of 1.5% lithium spodumene per site for the last 2 quarters of the business year. The breakdown is as thus:

Local selling price of 1.5% lithium(ex Onne port) - 270 dollars per metric ton 270 dollars X 15000 tons at the end of the business year = 4,050,000 dollars, or 158% profit margin at the end of the business year per site.

The value of the site and production output depenfs on the market value of the mineral. Minerals like high grade lead ore with Ag content we have estimated to generate a profit of 320% return on capital.

TRADING

Estimated trading volume for lead and zinc is estimated to be 2000 tons monthly of lead, zinc and fluorite respectively while fluospar is 3000 tons monthly due to its availabilty and low value. Ina astable market we always try to maintain a healthy profit margin of 50 dollars per ton and 35 dollars per ton in a bear market. however we average it at 42 dollars per ton for lead, zinc and lithium and a stable 12 dollars per ton for calcium fluorite.

Breakdown:

Profit per ton of goods sold per ton for a truck of Pb, Zn and Li ores delivered to PH(Onne) - 42 dollars per ton

For Calcium fluorite at 12 dollars per ton X 36000 tons.

Within the next twelve months, we intend to use the first $1 million we could raise to hire employees and engage in extraction and trading of mineral resources as articulated.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Expand StoneVest trading scale and volume
    Hire needed staff to implement our extraction and trading business as contained in our business plan.
    Conduct studies of properties and licenses and get things ready for implementation
  Month 3-6 Phase 2 (1-3 months in duration; quality control, process establishment, admin & mngt.).
    Establish accounting and finance systems, synchronization of their operating systems, and human resources functions.
    Sell additional $1 million of offering and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9: Phase 3 (1-3 months in duration; $1 million in estimated fund receipt)
    Start extraction activities
    Engage new stakeholders in the industry for potential partnerships
  Month 9-12: Phase 4 (1-3 months duration; $1 million in estimated fund receipt)
    Continue running both extraction and trading components of the businesses, generating revenue, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and executing growth strategies
  Operating expenses during the twelve months would be as follows:
    For the six months through February 28, 2024, we anticipate to incur general and other operating expenses of $238,000.
    For the six months through August 31, 2024 we anticipate to incur additional general and other operating expenses of $328,000.
    We intend to fund these operating expenses using cashflow from current operations.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant service revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

The Company evaluated subsequent events that have occurred after the balance sheet date of December 31, 2022, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any trade account that could allow us to purchase supplies and equipment on credit as at June 30, 2023.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase lands, real properties, equipment and software necessary to conduct our TV and Radio operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intend to provide entertainment and related services to audience across the United States, we may typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started our planned TV Station buildout, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Simon Okeke (1)	President CEO, Director	36	April 2023
Frank I Igwealor(2)	Controller	52	April 2023
Ambrose Egbuonu(2)	Chairman, Board of Directors	53	July 7, 2021

(1) The address of each of the individuals listed above is: c/o Guyana Gold Corp., 220 Bowen Way, Covington, GA, 30016

(2) The address of each of the individuals listed above is: 370 Amapola Ave., Suite 200A, Torrance, CA 90501

Simon Okeke President/CEO/Director

Simon Okeke is the President and Chief Executive Officer of the Company. As a CEO, his responsibilities include but not limited to executing the Company’s strategic corporate actions to maintain its capital structure, partnering with potential clients through various business solutions, generating revenue growth year over year basis, and acquiring and diversifying various assets to produce ongoing cash flow. Over the past ten years, Mr. Okeke has held numerous corporation titles and position across verities of industries including as:

Founder & CEO, LoadzPro: Jan 2021 - Present. LoadzPro is an AI Powered On Demand Shipping & Trucking Mobile Application platform connecting commercial & private shippers to Reviewed Truck Drivers, Transportation Companies & Moving Services backed By Techstars Atlanta Powered By JP Morgan. At Loadpro, Simon leads a team on R&D into innovative technologies disrupting staffing, trucking, shipping & logistics industry, and also leads product development to Curate bespoke cutting edge software, leveraging AI & ML to make shipping & transportation, easy & transparent for everyone

Program Manager, Technology Consulting, Red Hat: Jul 2021 - Present. Connecting an innovative community of customers, partners, and contributors to deliver an open source stack of trusted, high-performing solutions.

Senior Program Manager, Technology Resource Manager, Kavaliro: Mar 2021 - Jul 2021. Kavaliro Professional Services and Kavaliro Vendor Agnostic IT Solutions help organizations plan for, design, implement, operate and manage appropriate resources, processes and technology, enabling critical business innovation and transformation.

Senior Program Manager, Human Capital Consultant, Adecco: Sep 2019 - Mar 2021. As a Senior Program Manager with Adecco Search USA, we partner with small and mid-sized businesses, Technology Start ups as well as Fortune 500 companies across all major industries.

Chief of Staff, BKM Global Corporation: Dec 2016 - Sep 2019. Lead P&L and manage program management for our federal agency clients including TS/SCI cleared IT, Cybersecurity and Financial Management professionals.

VP of Talent Operations, Tantus Technologies, Inc.: Jan 2014 - Dec 2016.  Led the Talent acquisition/ Recruiting , project management & Business development of a strategic human capital plan proposal that led to the acquisition of a 100+ person government contract with the Department of health and human services with a value of $87 million .

Ambrose O Egbuonu, Chairman

Ambrose O Egbuonu has been the Chairman of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021 to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has no operations yet: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Frank I Igwealor, Consultant

Frank Igwealor, CPA, CMA, JD, MBA, MSRM, Esq. is a California based Attorney and Financial Manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011. Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant. Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.

Mr. Igwealor’s business and professional experience include:

(a)	7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.
(b)	11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm
(c)	03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.
(d)	11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.
(e)	03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.
(f)	11/2003 to 11/2004 – Financial Advisor at Morgan Stanley
(g)	10/2019 to Present - President and CEO, Video River Network, Inc.
(h)	08/2019 to Present - Managing Member, Alpharidge Capital LLC (Alpharidge operates an entrepreneurship development project that controls about 62 private and public companies)

Over the past 28 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

  Igwealth Franklin, Inc. – November 2004 to 2015.
  Los Angeles Community Capital – April 2012 to Present.
  American Community Capital, LP. – August 2013 to Present.
  Goldstein Franklin, Inc. – April 2012 to Present.
5.	Kid Castle Educational Corporation since October 2019
6.	GiveMePower Corporation since December 2019
7.	Video River Network, Inc. since October 2019

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

Board of Directors

Our board of directors currently consists of two directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

None of our Officers and Directors is currently receiving compensation.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2022.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Ambrose Egbuonu	Chairman/Director	$ -	-	$ -
Simon Okeke	President, COO, Director	$-	-	$-
Frank I Igwealor	Consultant / Controller	$ -	-	$ -

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 109,289,003 Shares of Common Stock and One (1) Share of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering

		Number	Percent of Class	Percent of Total Votes	Number	Percent of Class	Percent of Total Votes
Simon Okeke, President	Series A Preferred	1	100%	60%	1	100%	60%
Simon Okeke, President	Common Shares	0	0%	%		0%	%
Ambrose O Egbuonu, Chairman	Common Shares	0	0%	%		0%	%
Frank Igwealor, Beneficial Owner	Common Shares	20,000,000	18.30%	7.32%	20,000,000	2.20%	0.88%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last two full fiscal years and the current fiscal year, there are no other transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of Guyana Gold Corp., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Guyana Gold Corp. with any corporation, or any liquidation or disposition of any substantial assets of Guyana Gold Corp.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is ONE (1) shares designated as Series A Preferred (“Series A”).

Series A

The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) maintain at least 60% of the voting interest of the Company on an as-converted and fully diluted basis; and (d) convert into 300,000,000 shares of common stock per Series A share.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 909,289,003 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., AStonevestha Advocate Law Group PC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 3, 2023.

GUYANA GOLD CORP.

By:	/s/ Simon Okeke
Simon Okeke
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
August 3, 2023

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Simon Okeke
Simon Okeke
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
August 3, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Simon Okeke
Simon Okeke
President & CEO, Principal Executive Officer, Principal Financial Officer, and Director
August 3, 2023

PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	06/23/2023
2.2	Bylaws		1-A	06/23/2023
3.1	Securities Purchase Agreement - Simon Okeke		1-A	06/23/2023
4.1	Subscription Agreement		1-A	06/23/2023
6.1	Convertible Promissory Note		1-A	06/23/2023
6.4	Stonevest Mining Share Exchange Agreement dated 06/7/2023		1-A	06/23/2023
12.1	Legal Opinion and Consent		1-A	06/23/2023

III-1

PART F/S: FINANCIAL STATEMENTS

TABLE OF CONTENTS

Unaudited Financial Statements of Guyana Gold Corp. for the Twelve Months Ended December 31, 2022

and Twelve Months Ended December 31, 2021

Guyana Gold Corp.
INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Page
Unaudited Condensed Consolidated Balance Sheets	F-2
Unaudited Condensed Consolidated Statements of Operations	F-3
Unaudited Condensed Consolidated Statement of Stockholders’ Deficit	F-4
Unaudited Condensed Consolidated Statements of Cash Flows	F-5
Notes to Unaudited Condensed Consolidated Financial Statements	F-6

 Unaudited condensed financial statements of Stonevest Mining Nig.Ltd., for the years ended December 31, 2022 and

December 31, 2021; and Unaudited Pro Forma Condensed Financial Information as of December 31, 2022.

Guyana Gold Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
	2022	2021
ASSETS
Current Assets
Cash	$4,280	—
Prepaid expenses	—	—
TOTAL ASSETS	$4,280	$—
LIABILITIES & EQUITY
Liabilities
Current Liabilities	39,398	—
Long Term Liabilities	75,000	—
Total Liabilities	114,398
Stockholders' deficit:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 500 issued and outstanding.	0	0
Common Stock, $0.0001 par value, 500,000,000 shares authorized, par value $0.001 each, 109,289,003 and 199,289,003 shares issued and outstanding at December 31, 2022 and 2021 respectively.	109,289	199,289
Additional Paid-in Capital	100,811	10,811
Accumulated Deficits	(210,100)	(210,100)
Net Loss	($110,118)
Total Equity	$(110,118)	—
TOTAL LIABILITIES & EQUITY	$4,280	—

The accompanying notes are an integral part of these financial statements.

  Guyana Gold Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  (UNAUDITED)

	December 31,
	2022	2021
Ordinary Income/Expense
Expense
Advertising and Promotion	723.00
Automobile & Travel Expenses	1,048.00
Business Licenses and Permits: NV SoS	625.00
Bus. Licenses & Permits-Other	1,097.00
Community Outreach	785.00
Computer and Internet Expenses	645.97
Insurance Expense	325.00
Office Supplies	1,348.00
Professional Fees	75,458.00
Accounting	2,150.00
Business Development	2,168.00
Investor Relations	1,125.00
Legal	7,890.00
OTC Markets	7,150.00
Stock Transfer Agents	658.00
Rent & Lease Expense	4,663.29
Telephone Expense	399.70
Training and Staff Development	1,859.00
Total Expense	$110,118
Net Ordinary Loss	($110,118)
BASIC AND DILUTED LOSS PER SHARE:	($0.0010)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: Basic	109,289,003	199,289,003

The accompanying notes are an integral part of these financial statements.

Guyana Gold Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(UNAUDITED)

					Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL

Balance - January 31, 2019	0	0	199,289,003	199,289	10,811	(210,100)

Net Income(Loss) - December 31, 2019	-	-
Balance - December 31, 2019			199,289,003	199,289	10,811	(210,100)

Net Income(Loss) - December 31, 2020
Balance - December 31, 2020
			199,289,003	199,289	10,811	(210,100)
Shares Issuance	1
Net Income(Loss) - December 31, 2021	-	-
Balance - December 31, 2021
	1	-	199,289,003	199,289	10,811	(210,100)	(137,034)
Net Income(Loss) - December 31, 2022	-	-	(90,000,000)	(90,000)	90,000	(110,118)	(110,118)
Balance - December 31, 2022	1	-	109,289,003	109,289	100,811	$(320,218)	(110,118)

The accompanying notes are an integral part of these financial statements.

Guyana Gold Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income(loss)	$(110,118)	$—
Adjustments to reconcile net income(loss) to net cash	—	—
used in operating activities	—	—
Other Payable	37,582	—
Related Party Payable	1,816	—
Net Cash Used In Operating Activities	(70720)	—
Net cash provided for period	0.00
Cash at end of period	0.00
Cash Flows from Investing Activities:	—	—
Purchases of property and equipment	—	—
Acquisition of assets	—	—
Net Cash Provided By Investing Activities	—	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	—
Changes in Additional Paid in Capital	—
Proceeds from note payables	75,000
Net Cash Provided By Financing Activities	75,000
Foreign Currency Translation
Net Change in Cash	4,280	—
Cash and Cash Equivalents - Beginning of Year	—
Cash and Cash Equivalents - End of Year	4,280	$—

The accompanying notes are an integral part of these financial statements.

Guyana Gold Corp.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Guyana Gold Corp. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol GYGC. The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2011 to 2020 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. In December 2020, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company in January 2021. The Company’s Nevada charter was reinstated on May 6, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains inactive as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for fiscal Period Ended 2021 and 2020.

The Company was incorporated in the State of Nevada in October 2004 as Tradezap Direct, Inc. On February 28, 2005, the Company amended its Articles of Incorporation to change its name to World Bingo League Co, Inc. On June 27, 2005, the Company amended its Articles of Incorporation to change its name to World Entertainment Corp. On March 7, 2006, the Company amended its Articles of Incorporation to change its name to World Mobile Network Corp. On January 15, 2008, the Company amended its Articles of Incorporation to change its name to Guyana Gold Corp.

In November 2020, International Ventures Society LLC, a shareholder of the Company, served a demand to the Company, at the last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On December 22, 2020, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of Guyana Gold Corporation, a Nevada corporation” under case number A-20-826823-C by International Ventures Society LLC, along with an Application for Appointment of Custodian,after several attempts to locate prior management and reinstate the Company’s Nevada charter, which had been revoked.

On January 27, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of International Ventures Society LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the International Ventures Society LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On January 28, 2021, the Custodian appointed Kelani Long as the Company’s sole officer and director.

On January 28, 2021, the Custodian designated one share of preferred stock as Special 2021 Series A Preferred Stock at par value of $0.001. The Special 2021 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 300,000,000 shares of the Company’s common stock.

On January 28, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock at par value of $0.001.

On May 6, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On May 6, 2021, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to sell the Special 2021 Series A Preferred. Upon closing of the SPA on May 6, 2001, Krisa Management LLC acquired 60% control of the Company. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On October 22, 2021, Goldstein Franklin, Inc., a California corporation controlled by Mr. Frank I Igwealor of 370 Amapola Ave., Suite 200A, Torrance, CA 90501, purchased one (1) share of Special 2021 Series A Preferred Stock, which represents 100% of the issued and outstanding shares. The Special 2021 Series A Preferred Stock has 60% voting rights, and each share can be converted into 300,000 shares of common stock.

On April 22, 2022, the Company elected Shane Jones as the President and CEO of the Company with a mandate to build and operationalize certain business plans. Shane intends to run GYGC a Michigan-based diversified holding company with a focus on cannabis, cannabis-related products, and services, along with lease management agreements with other state-based cannabis companies around the nation. By owning majority stakes in its subsidiary companies GYGC seeks to maximize the value of assets and continue the mindset of growth.

There are no guarantees and the Company is providing NO assurance that it could be successful in its new business venture. Even if the Company is able to achieve the goals articulated above, the Company provides NO assurance that it could raise sufficient capital to finance growth and sustain financial performance improvement to become viable over the long run. Our business is not currently profitable and it might never become profitable in the future. Our cash and liquid capital are dwindling steadily and we would need to issue stock and dilute current shareholders to be able to finance our ongoing operating expenses.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $211,916 as of December 31, 2022. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

Financial Instruments

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

- Level 1: Quoted prices in active markets for identical assets or liabilities

- Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

- Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Concentrations and Credit Risks

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Foreign Currency Translation

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re-measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

Share-Based Compensation

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2022 and 2021, respectively, there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. There have been no options granted during the fiscal Periods Ended December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2022 and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on December 31, 2022 and 2021 Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

Forgiveness of Indebtedness

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 4 – INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of December 31, 2022 and 2021:

Description December 31, 2022 December 31, 2021

Net operating loss carry forward $ 211,916 $ (210,100)

Valuation allowance (211,916) (210,100)

Total $ - $ -

As of December 31, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder. *You must disclose the control person(s) for any entities listed.	Reason for Issuance (e.g. Loan, Services, etc.)
10/26/2022	114,398	114,398	N/A	10/25/2024	75% of the lowest market closing price for the Common Stock in the previous 25-days.	Frank I Igwealor	Operating capital

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

None.

STONEVEST LTD.
Balance Sheet
As on May 31st, 2023
Particulars	Amount in USD
Assets
Current Assets
Cash in Hand	9,459
Cash at Bank	315,000
Accounts Receivables	—
Other Current Assets	—
Total Current Assets	324,459
Non Current Assets
Machinery & Equipment's	2,101,147
Intangibles - Lithium Licenses	2,000,000
Total Non Current Assets	4,101,147
Total Assets	4,425,606
Equity & Liabilities
Owner's Equity	4,288,000
Retained Earnings	137,606
Total Equity	4,425,606
Liabilities
Current Liabilities
Total Liabilities	—
Total Equity & Liabilities	4,425,606

STONEVEST LTD.
Profit and Loss Statement
For the Period ended on May 31st, 2023
Particulars	Amount in USD
Revenues
From Sale of Goods & Services	2,882,630
Less: Returns & Allowances	—
Total Revenues	2,882,630
Cost of Revenues
Cost of Revenue - Purchases	2,545,996
Total Cost of Revenues	2,545,996
Gross Profit	336,634
Operating expenses
Bank Fees & Charges	61,142
Food & Entertainment	126
Other Purchases	17
SMS Alert Fees	580
Depreciation Expense	117,498
Other Misc Expenses	19,664
Total operating expenses	199,028
Pre-tax Income	137,606
Income Tax	—
Net Income	137,606

STONEVEST NIG. LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

		Additional Paid-In	Retained
	Common Stock	Capital	Earnings	TOTAL

Balance - May 31, 2022	1,000	99,000	4,188,000	4,288,000

Net Income (Loss) - May 31, 2023			137,606	137,606
				-
Changes in Additional Paid-In Capital				--
				-
Changes in Retained Earnings

Balance - May 31, 2023	1,000	99,000	4,325,606	4,425,606

The accompanying notes are an integral part of these financial statements.

STONEVEST NIG LTD.
Cash Flow Statement
For the Period ended on December 31st, 2022
Particulars	Amount in USD
Cash Flow from Operating Activities
Earnings before Tax	137,606
Adjustment for Non Cash Non Operating:
Depreciation Expense	117,498
Working Capital Changes:
Changes in Accounts Receivables/Payables	—
Net Cash Flow for Operating Activities	255,104
Cash Flow from Investing Activities
Additions in Non-Current Assets	—
Net Cash Flow from Investing Activities	—
Cash Flow from Financing Activities
Net Cash flow from Financial Activities	—
Total Net Cash Flow during the Year	255,104
Cash at the Start of the Period	69,355
Cash At the End of the Period	324,459

Stonevest Mining Nig. Ltd.
NOTES TO FINANCIAL STATEMENT May 31, 2023

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Stonevest Nig. Ltd., Stonevest Mining Nigeria Ltd. (Stonevest), an Abuja based company that engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar.

On June 6, 2023, in an ALL-STOCK acquisition, Guyana Gold Corp. acquired control of StoneVest Mining Nig. Ltd. of 15 Danube Street, Maitama, Abuja Nigeria

The Company is currently operating as a subsidiary of Guyana Gold Corp.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“ U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U. S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long- lived assets, allowance for doubtful accounts, contingencies and litigation, total costs in connection with service revenues, valuation of inventories and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable is recorded at the net value of less estimates for doubtful accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write- off the balance against the allowance for doubtful accounts.

Revenue Recognition

The Company adopted ASC 6 06 requires the use of a new five- step model to recognize revenue from customer contracts. The five- step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five- step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right- of- use ( “ ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long- term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight- line basis over the lease term.

Related Parties Transactions

A related party is generally defined as ( i) any person that holds 10 % or more of the Company’ s securities and their immediate families, ( ii) the Company’ s management, ( iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or ( iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Fair values of financial instruments

The Company adopted ASC 820 “ Fair Value Measurements, ” which defines fair value, establishes a three- level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

·	Level 1 — inputs to the valuation methodology are quoted prices ( unadjusted) for identical assets or liabilities in active markets.
·	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

·	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short- term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Fixed Asset Schedule
Book Value Calculation Schedule - Machinery & Equipment
Machinery & Equipment	2021	2022	2023	2024	2025
Opening Book Value	—	2,211,733	2,101,147	1,996,089	1,896,285
Additions During the Period	2,288,000	—	—	—	—
Depreciation for the Period	76,267	110,587	105,057	99,804	94,814
Closing Book Value	2,211,733	2,101,147	1,996,089	1,896,285	1,801,471
Depreciation Schedule - Machinery & Equipment
Machinery & Equipment	2021	2022	2023	2024	2025
Opening NBV of Asset	2,288,000	2,211,733	2,101,147	1,996,089	1,896,285
Depreciation Method	DBM	DBM	DBM	DBM	DBM
Depreciation Rate	5%	5%	5%	5%	5%
Depreciation Expense for the Period	76,267	110,587	105,057	99,804	94,814
Note: Estimated life is assumed to be 5 Years.

Asset Name	Number	Cost	T. Cost
Man Diesal Haulage Trucks	4	75,000	300,000
40 KVA Generators	3	36,000	108,000
Deep Sumo Water Pumps	15	25,000	375,000
Howo 30 Ton Trucks	9	40,000	360,000
CAT Bulldozer	1	75,000	75,000
Liugong Payloaders	2	130,000	260,000
CAT Excavators	3	270,000	810,000
Total Machinery			2,288,000

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash, restricted cash, notes receivables and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit- worthy financial institutions. The Company routinely assesses the credit status of its customers and, based upon factors surrounding the credit risks, establishes an allowance, if required, for uncollectible accounts. The company believes its notes receivable and accounts receivable credit risk exposure beyond such allowance is limited.

Income Taxes

The Company accounts for income taxes under the provision of FASB ASC 740 - 10 , which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Comprehensive Income/ Loss

ASC 2 2 0 “ Comprehensive Income” established standards for reporting and display of comprehensive income/ loss, its components and accumulated balances. Components of comprehensive income/ loss include net income/ loss and foreign currency translation adjustments.

Commitments and Contingencies

The Company follows ASC 45 0 - 2 0 , Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Earnings Per Share

Net income ( loss) per share is calculated in accordance with ASC 260 , Earnings Per Share. The weighted- average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Segment Reporting

The Company uses the “ management approach” in determining reportable segments. The management approach considers the internal organization and reporting used by the Company’ s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’ s reportable segments. The Company’ s chief operating decision maker has been identified as the chief executive officer of the Company who reviews financial information of operating segments based on U. S. GAAP. The chief operating decision maker now reviews analysis reports on a customer- by- customer basis. This analysis is only presented at the revenue level with no allocation of direct or indirect costs. Consequently, the Company has determined that it has only one reportable segment.

Recent Accounting Pronouncements

In December 2019 , the FASB issued ASU 2019 - 12 — Income Taxes ( Topic 740 ): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year- to- date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax ( or similar tax) that is partially based on income as an income- based tax and account for any incremental amount incurred as a non- income- based tax, (2) requires an entity to evaluate when a step- up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 1 5 , 2 0 2 0 , with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’ s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on its the consolidated financial position, statements of operations and cash flows.

NOTE 3 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently is an investment holding company.

The Company intends to raise the necessary funds to invest in other strategic businesses. The Company cannot be certain that it will be successful in these strategies even with the required funding. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - LONG TERM INVESTMENT

None

NOTE 5 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year- end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “ more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’ s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the reporting period:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company' s management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’ s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Based on this evaluation, the Company concluded that subsequent to May 31, 2023 but prior to June 21, 2023 , the date the financial statements were available to be issued, there was no subsequent event that would require disclosure to or adjustment to the financial statements other than the ones disclosed above.

Guyana Gold Corp.

UNAUDITED

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Guyana Gold Corp. (the “Company” or “GYGC”) was incorporated in the State of Nevada in October 2004 as Tradezap Direct, Inc. On February 28, 2005, the Company amended its Articles of Incorporation to change its name to World Bingo League Co, Inc. On June 27, 2005, the Company amended its Articles of Incorporation to change its name to World Entertainment Corp. On March 7, 2006, the Company amended its Articles of Incorporation to change its name to World Mobile Network Corp. On January 15, 2008, the Company amended its Articles of Incorporation to change its name to Guyana Gold Corp. The Company has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol GYGC.

On June 6, 2023, in an ALL-STOCK acquisition, Guyana Gold Corp. acquired control of StoneVest Mining Nig. Ltd. of 15 Danube Street, Maitama, Abuja Nigeria. Stonevest Mining Nigeria Ltd. (Stonevest), is an Abuja based company that engages in mining and trading of Lead Ore, Zinc, Lithium, Cobalt, and Fluospar.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of the Company and Stonevest Nig. Ltd.. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Stonevest Nig. Ltd., for the fiscal years ended December 31, 2022 and May 31, 2023, and has been prepared assuming the Acquisition closed on December 31, 2022, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition and factually supportable. In addition, the unaudited pro forma condensed combined statement of operations combines the historical consolidated statements of operations of the Company and Stonevest Nig. Ltd. and has also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma combined statement of operations has been prepared assuming the Acquisition closed on January 1, 2022.

The Company has prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Acquisition or other costs relating to the integration of the two companies, or other historical acquisitions that were undertaken by the Company.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for Stonevest Nig. Ltd. is allocated to its assets and liabilities based on their fair value as of the date of the completion of the Acquisition. The purchase price allocation and valuation is based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

These unaudited pro forma combined condensed financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the year ended December 31, 2022.

Guyana Gold Corp.

UNAUDITED

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022

	Historical
Guyana Gold Corp	StoneVest Mining Nig., Ltd.	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash	4,280	324,459	—	328,739
Other Assets	—	—	—	0
Total Current Assets	4,280	324,460	—	328,739
Non-Current Assets
Fixed Assets	—	—	—
Machinery & Equipment	2,101,147	2,101,147
Intangibles - Lithium Licenses	—	2,000,000	—	2,000,000
Total Non-Current Assets	—	4,101,147	4,101,147
TOTAL ASSETS	4,280	4,425,607	4,429,886
LIABILITIES & EQUITY
Current Liabilities	—	—
Other Payables	39,398	—	39,398
Total Current Liabilities	39,398	—	—	39,398
Acquisition	0
Related Parties Liabilities	4,425,607	4,425,607
Long Term Liabilities	75,000	—	—	75,000
Total Liabilities	114,398	4,425,607	—	—	4,540,005
Preferred Stock	—
Common Stock	109,289	—	(c)	109,289
Additional Paid-in	100,811	—	(b)	100,811
Retained Earnings	(320,218)	—	(a)	(320,218)
Total Equity	(110,118)	—	—	(110,118)
TOTAL LIABILITIES & EQUITY	4,280	4,425,607	—	4,429,887

Guyana Gold Corp.

UNAUDITED

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022

	Historical
Guyana Gold Corp	StoneVest Mining Nig., Ltd.	Pro Forma Adjustments	Pro Forma Combined
Ordinary Income/Expense
Revenue
Sales	—	2,882,630	—	2,882,630
Cost of Goods Sold	—	2,545,996	—	2,545,996
Gross Profit	—	336,634	—	336,634
Operating Expenses	—
Auto Expense	1,048	—	1,048
Bank Charges	1,722	61,142	—	62,864
Employee compensation and benefits	1,859	—	1,859
Rent	4,663	—	4,663
Office Supplies	1,994	—	1,994
Depreciation Expense	117,498	—	117,498
Professional fees	75,458	—	75,458
Dues & Subscriptions	2,233	723	—	2,956
Legal & Accounting	21,141	19,664	—	40,805
Total operating expenses	110,118	199,027	—	309,145
Operating Income	-110,118	137,606	—	27,488
Other Income (Expenses)	—
Net Income	-110,118	137,606	—	27,488
BASIC AND DILUTED LOSS PER SHARE:	—
Net loss per common share basic and diluted	-0.0010	-0
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:	—
Basic	109,289,003	109,289,003

Guyana Gold Corp.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2022

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical consolidated balance sheets of the Company and Stonevest Nig. Ltd. and has been prepared as if the Acquisition had occurred on December 31,2022. The unaudited pro forma combined statement of operations for the year ended December 31, 2022 combines the historical consolidated statement of operations of the Company and Stonevest Nig. Ltd. and has been prepared has been prepared as if the Acquisition closed on January 1, 2022. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.

NOTE 2 – PURCHASE PRICE

The acquisition of Stonevest Nig. Ltd. has been accounted for under the purchase method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values.

The purchase price allocation and valuation are based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

Stonevest Nig. Ltd. does not issue a capital stock as of the closing date, and it consists of member ownership under sole proprietorship.

Based upon information available at the time of preparing these Pro Forma financial statements, the aggregate purchase price is estimated to be equal to the value of the assets acquired. $$4,425,607 as follows (in Dollars):

Total purchase price	$4,425,607

The preliminary allocation of the purchase price is summarized below (in Dollars):

Fair value of assets	$4,425,607
Liabilities assumed	$(4,425,607)
Net assets acquired	$4,425,607
Purchase price	$4,425,607

NOTE 3 – PRO FORMA ADJUSTMENTS

There were no inter-company balances or transactions between the Company and Stonevest Nig. Ltd. prior to the acquisition date.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)Adjustment to account for the equity section of StoneVest balance sheet.

b)Adjustment to account for the acquisition of Stonevest Nig. Ltd..

c)Adjustment to eliminate StoneVest’s historical stockholders’ equity.

d)Adjustment to record the Acquisition price.